Consent of Independent Auditors




We consent to the use of our report dated February 4, 1999 on the financial statements American Partners Life Insurance Company and our report dated March 12, 1999 on the financial statements of APL Variable Annuity Account 1 in Post-Effective Amendment No. 5 to the Registration Statement (Form N-4, No. 33-57731) and related Prospectus for the registration of the APL Privileged Assets Select Annuity Contracts to be offered by American Partners Life Insurance Company.






/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 27, 1999